                              FREEI NETWORKS, INC.

                      SERIES C CONVERTIBLE PREFERRED STOCK

                      DESIGNATION OF RIGHTS AND PREFERENCES

     The undersigned President of Freei Networks, Inc., a Washington corporation (the "Corporation"), in accordance with the provisions of RCW 23B.06.020, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the following resolution creating a series of Series C Convertible Preferred Stock was duly adopted by the Board of Directors of the Corporation as of February 24, 2000:

     RESOLVED, that pursuant to the authority expressly granted to and vested in this Board of Directors by the provisions of the Articles of Incorporation of the Corporation, this Board of Directors hereby designates a series of Preferred Stock to be known as Series C Convertible Preferred Stock (the "SERIES C STOCK") consisting of 2,545,430 shares, no par value per share, having the following rights and preferences:

     I. DIVIDENDS.

         1.1 The holders of the Series C Stock shall be entitled to receive dividends at the rate of 8% per share ($1.57144416 per share) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor, on a PARI PASSU basis. Such dividends shall be non-cumulative and payable only when, as, and if declared by the Board of Directors, but always in preference and priority to any payment of dividends on the Common Stock of the Corporation. The Series C Stock dividend shall be subordinate to the dividend rights of the Series A Preferred Stock ("Series A Stock") and Series B Preferred Stock ("Series B Stock"). After payment of the Series C dividend in full for a given calendar year, subject to the dividend rights of the Series A Stock and Series B Stock, the Series C Stock shall participate PARI PASSU (on an as-converted basis) with the Series A Stock and the Series B Stock and the Common Stock of the Corporation in any dividends paid thereon. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount $1.57144416 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series C Stock shall have been paid or declared and set apart during the fiscal year.

         1.2 No dividend shall be paid on or declared and set apart for, nor shall any distribution be made upon, the Common Stock of the Corporation (other than a dividend or distribution payable in shares of Common Stock), nor shall any shares of Common Stock be purchased or redeemed by the Corporation (other than pursuant to the Corporation's repurchase rights under its standard stock option and stock purchase agreements with employees, directors, and consultants), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance
(a) a like dividend for the same dividend period, ratably in proportion to the annual dividend rate fixed for the Series C Stock, shall be paid on or declared and set apart for the Series C Stock, and (b) the holders of a majority of the issued and outstanding Series C Stock shall have consented in writing to such action.

         1.3 In the event that the Corporation shall declare a distribution (other than a distribution described in Section 1.1 or 1.2) payable in securities of other persons, evidences of indebtedness, non-cash assets, or options or rights to purchase any such securities or indebtedness, then, in each case, the holders of the Series C Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series C Stock are convertible as of the record date fixed for the determination of the holders of the Common Stock of the Corporation entitled to receive such distribution.

     2. LIQUIDATION.

         2.1 Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment of any liquidation preference amounts owing to the holders of the Series A Stock and Series B Stock, but before any distribution or payment is made upon any Common Stock, the holders of the shares of Series C Stock shall be entitled to be paid an amount equal to the $19.643052 (the "STATED VALUE") per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus an amount equal to all declared and unpaid dividends thereon, such amounts referred to herein as the "LIQUIDATION PREFERENCE PAYMENTS." Upon any such liquidation, dissolution or winding-up of the Corporation, after the holders of the Series A Stock and the Series B Stock and the Series C Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock pro rata.

         2.2 If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment of any liquidation preference amounts owing to the holders of the Series A Stock and Series B Stock, the assets to be distributed among the holders of Series C Stock shall be insufficient to permit payment to the holders of Series C Stock of their Liquidation Preference Payments, then the entire remaining assets of the Corporation legally permitted to be distributed shall be distributed ratably among the holders of Series C Stock in proportion to the respective Liquidation Preference Payments that each such holder otherwise would have been entitled to receive.

         2.3 Written notice of such liquidation, dissolution or winding-up, stating a payment date, the amount of the Liquidation Preference Payments, and the place where said sums will be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series C Stock, such notice to be addressed to each shareholder at his or its mailing address as shown by the records of the Corporation.

         2.4 The sale, lease or other disposition by the Corporation of all or substantially all of its assets or the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the, Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning this Section 2.

     3. CONVERSION.

         3.1 VOLUNTARY CONVERSION.

              3.1.1 Subject to the terms and conditions of this Section 3, the holder of any share or shares of Series C Stock shall have the right, at its option at any time, to convert any such shares of Series C Stock into such number of validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation as is obtained by (i) multiplying the number of shares of Series C Stock to be converted by the Stated Value and (ii) dividing the result by the Conversion Price (as defined below). The term "CONVERSION PRICE" shall mean $19.643052 per share, as adjusted and in effect pursuant to this Section 3, at the date any share or shares of Series C
Stock are surrendered for conversion.

              3.1.2 The rights of conversion contained in Section 3.1.1 may be exercised by the holder of shares of Series C Stock by giving written notice that such holder elects to convert a stated number of shares of Series C Stock into Common Stock, and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series C Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Upon any liquidation, dissolution or winding-up of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the Liquidation Preference Payments.

              3.1.3 All rights, preferences, and privileges granted to the Series C Stock, including, without limitation, the right to receive any declared but unpaid dividends, shall terminate with respect to any shares of Series C Stock upon the conversion thereof into Common Stock.

     3.2 UPON ELECTION OF SERIES C STOCK HOLDERS. All outstanding shares of Series C Stock shall, upon the vote or written consent of the holders of not less than a majority of the then-outstanding shares of Series C Stock, be automatically converted into the number of validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation calculated in the manner set forth in Section 3.1.1 without any further action by the holders of such shares. Notice hereof shall be given by the Corporation to the holders of Series C Stock within 30 days of such vote or consent. The effective date of such conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date such vote is taken.

         3.3 MANDATORY CONVERSION.

              3.3.1 Each share of the Series C Stock shall be converted automatically into validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation upon the closing of an underwritten public offering of shares of the Common Stock of the Corporation at a public offering price of not less than ten dollars ($10.00) per share, as adjusted for stock splits or subdivisions, and an aggregate public offering price of not less than twenty million dollars ($20,000,000).

         3.4 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

              3.4.1 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS, If the Corporation, at any time or from time to time after the Series C Stock is issued, shall effect a subdivision or split of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision or split shall be proportionately decreased. Conversely, if this Corporation at any time or from time to time after the Series C Stock is issued shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3.4.1 shall become effective at the close of business on the date the subdivision, split or combination becomes effective.

              3.4.2 ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Series C Stork is issued shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series C Stock then in effect by a fraction:

          (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time, of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such Series C Stock shall be recalculated accordingly as of the close of business on such record date, and thereafter the Conversion Price for Series C Stock shall be adjusted pursuant to this Section 3.4.2 as of the time of actual payment of such dividends or distributions.

          3.4.3 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series C Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Series C Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series C Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          3.4.4 ADJUSTMENT FOR DILUTIVE ISSUANCE. If the Corporation at any time or from time to time issues additional shares of Common Stock or any securities convertible, exercisable or exchangeable into shares of Common Stock ("COMMON STOCK EQUIVALENTS") for a consideration per share of Common Stock less than the Conversion Price in effect on the date immediately prior to such issuance (a "DILUTIVE ISSUANCE"), then and in such event, the Conversion Price for the Series C Stock shall be adjusted, concurrently with such issue, according to the following formula:

                                CP X (X + (Y/CP))
                                     -----------
                                       (X + Z)


     where:

     CP= Conversion Price in effect immediately prior to the Dilutive Issuance;

     X= Number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;

     Y=  Aggregate proceeds of the Dilutive Issuance; and

     Z= Number of additional shares of Common Stock issued in the Dilutive Issuance (or issuable upon exercise or exchange for, or conversion into, shares of Common Stock, in the case of a Dilutive Issuance of Common Stock

Equivalents).

For purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to a Dilutive Issuance shall be calculated on a fully diluted basis, as if all shams of Series C Stock and all outstanding Common Stock Equivalents had been fully exchanged or exercised for, or converted into, shares of Common Stock immediately prior to such issuance.

     Notwithstanding the foregoing, a Dilutive Issuance shall not include the issuance, regardless of offering price, of (i) of up to an aggregate of 8,421,128 shares of Common Stock or Common Stock Equivalents (as adjusted for any stock dividends, combinations or splits with respect thereto), net of any repurchases by the Corporation of its Common Stock or Common Stock Equivalents and any expirations of any options, warrants, or other Common Stock Equivalents), to employees, officers, directors, consultants, contractors or advisors of the Corporation pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements on terms unanimously approved by the Board of Directors, (ii) shares of Common Stock or Common Stock Equivalents issued to leasing companies, landlords, lenders and other vendors of goods and services to the Corporation, provided that such shares represent less than 2% of the then current outstanding capital stock of the Company on a fully diluted basis; (iii) 331,550 shares of Common Stork issuable upon exercise of a warrant issued to Lucent Technologies, Inc., and; (iv) 307,974 shares of Common Stock issuable upon exercise of a warrant issued to Pacific Crest Securities, Inc., (v) 2,879,900 shares of Common Stock issuable upon exercise of warrants initially issued to 22 investors on March 9, 1999 (the "Angel Round Warrants"), and shares of Common Stock issuable upon conversion of Series A Stock or Series B Stock.

          3.4.5 ADJUSTMENT NOTICE. Whenever the Conversion Price shall be adjusted as provided in this Section 3.3, this Corporation promptly shall file, at the office of the Secretary of this Corporation and any transfer agent for the Series C Stock, a statement, signed by its President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment This Corporation shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, facsimile or overnight express delivery, to each holder of shares of Series C Stock at each such holder's address appearing on this Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subsection 7 following.

          3.4.6 NOTICE OF ACTION. In the event this Corporation shall propose to take any action of the types described in subsection 3.4.1, 3.4.2, 3.4.3, or 3.4.4, the Corporation shall give notice to each holder of shares of Series C Stock, in the manner set forth in subsection 3.4.5, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shams of Series C Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          3.5 NO FRACTIONAL SHARES OR ADJUSTMENTS. No fractional shams of Common Stock shall be issued upon conversion of any Series C Stock, but in lieu of fractional shares this Corporation shall pay an amount in cash equal to the fair value of such fractional interest If the Common Stock is listed on an exchange or market, the fair value shall be the closing price thereon as of the day preceding the date of conversion, or if traded on the over-the-counter market the average of the closing bid and asked prices on such date; if such stock is not publicly traded, the fair value shall be as determined in good faith by the Board of Directors. No adjustment in the Conversion Price shall be made if such adjustment would result in a change of less than one cent ($0.01) thereto.
Any adjustment of less than one cent ($0.01) that is not made shall be carried forward and made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to in adjustment of one cent ($0.01) or more in the Conversion Price.

          3.6 RESERVED SHARES. As long as any of the Series C Stock remains outstanding, this Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all such outstanding shares of Series C Stock.

     4. VOTING RIGHTS.

          4.1 Except as otherwise provided by law and the Articles of Incorporation, as amended, the holders of Series C Stock shall be entitled to notice of any meeting of the shareholders of the Corporation (the "SHAREHOLDERS") in accordance with the Bylaws of the Corporation and to vote, together with the holders of Common Stock as a single class, on any matter submitted to the Stockholders for a vote as follows: (i) the holders of Series C Stock shall have one vote for each share of Common Stock such holder would have if such holder converted all of its shares of Series C Stock into Common Stock pursuant to Section 3, and (ii) the holders of Common Stock shall have one vote per share.

          4.2 For so long as 250,000 shares of the Series C Preferred Stock shall remain outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series C Stock:

               (i) amend or change any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Stock;

               (ii) take any action that authorizes, creates or issues shuts of any class of stock having preferences superior to or on a parity with the Series C Stock;

               (iii) take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preferences of the Series C Stock;

               (iv) amend the Corporation's Articles of Incorporation in any manner that could affect the rights of the Series C Stock;

               (v) authorize the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity;

               (vi) undertake the sale, lease or other disposition by the Corporation of all or substantially all of its assets;

               (vii) authorize the liquidation of dissolution of the Corporation;

               (viii) declare or pay any dividends on the Common Stock or Series C Stock

     (other than a dividend payable solely in shares of Common Stock);

               (ix) take any action that increases or decreases the authorized number of shares of Common Stock or Series C Stock; or

               (x) redeem any shares of Common Stock (other than pursuant to equity incentive agreements with service providers that grant the Corporation the right to repurchase such shares upon the termination of services).

          5. NO PREEMPTIVE RIGHTS. Except for the rights of the holders of Series C Stock set forth in any agreement with the Corporation that grants purchase rights in respect of future issuance of securities by the Corporation, no holder of the Series C Stock, as such, shall have any preemptive rights to subscribe for shares, obligations, warrants, or other securities of the Corporation, of this or any other class or series, whether now or hereafter authorized.

          6. REDEMPTION. The shares of Series C Stock shall not be subject to mandatory redemption under any event (whether at the option of the Corporation, the holder, upon the occurrence of any event or otherwise). The Corporation may not purchase or redeem any shares of Series C Stock without the prior written consent of the holders of a majority of the issued and outstanding Series C Stock.

          7. NOTICES. Notices to this Corporation with respect to the Series C Stock shall be addressed to the attention of the Secretary at the principal office of the Corporation (909 S. 336th, Suite 110, Federal Way, Washington, 98003) or to such other place as the Corporation may from time to time direct by written notice to all holders of the Series C Stock. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Certificate will be in writing and will be effective and deemed to provide such party sufficient notice under this Certificate on the earliest of the following:
(i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one business day after deposit with an express overnight courier for deliveries within a country, or two business days after such deposit for international deliveries or (iv) three business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country. All notices for international delivery will be sent by facsimile or by express courier. Any party hereto (and such party's permitted assigns) may be notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given in the manner set forth above.

          8. WAIVER; AMENDMENT. Except as otherwise provided, any provision of this Certificate of Designation may be waived (i) by any individual holder of Series C Stock, with respect to such holder; or (ii) by the consent of the holders of a majority of all outstanding shares of Series C Stock, with respect to all holders of Series C Stock. Any provision of this Certificate of Designation may be amended by the vote or consent, either in writing or at a meeting, of the holders of a majority of the shares of Series C Stock then outstanding.

          9. NO IMPAIRMENT. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Statement of Rights and Preferences and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series C Stock against impairment.

          IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true as of the 24th day of February, 2000.

                                        FREEI NETWORKS, INC.




                                        By: /s/ Robert McCausland
                                           ------------------------------------
                                        Robert McCausland, President

                              ARTICLES OF AMENDMENT
                                       OF
                              FREEI NETWORKS, INC.

     Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Freei Networks, Inc. (the "Corporation").

     SECOND: Paragraph A of Article VI of the Articles of Incorporation is hereby amended in its entirety as follows:

                                   ARTICLE VI

                               AUTHORIZED CAPITAL

     A. AUTHORIZED CAPITAL. This corporation is authorized to issue Two Hundred Million (200,000,0000) shares of common capital stock with no par value, and Ten Million (10,000,000) shares of preferred capital stock with no par value.

     THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

     FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on January 7, 2000, and by the shareholders of the Corporation pursuant to RCW 23B.07.040(5) effective January 7, 2000, and written notice to all nonconsenting shareholders has been given pursuant to RCW 23B.07.040(5).

     Dated: February 28, 2000.

                                   Freei Networks, Inc.,
                                   a Washington corporation



                                   By: /s/ Bob McCausland
                                      ----------------------------
                                      Bob McCausland, President

                               STATE of WASHINGTON
                                     [SEAL]
                               SECRETARY OF STATE

1, RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL, hereby issue this

                         CERTIFICATIFICATE OF AMENDMENT

                                       to

                              FREEI NETWORKS, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

UBI Number: 601 902 953                   Date: November 12,1999






[SEAL]                                  GIVEN UNDER MY HAND AND THE
                                        SEAL OF THE OF WASHINGTON AT
                                        OLYMPIA, THE STATE CAPITAL

                                         /s/ Ralph Munro
                                        -------------------------------
                                        RALPH MUNRO, SECRETARY OF STATE

                               State of Washington
                              Corporations Division
                        Office of the Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                             FREEI NETWORKS, INC.

Pursuant to ARTICLE VI of the Articles of Incorporation and RCW 23B.06.020 of the Washington Business Corporation Act, the Board of Directors hereby adopts and incorporates the attached Statement of Rights and Preferences of Series B Preferred Stock to the corporation's Articles of Incorporation:

I.   The name of the corporation is Freei Networks, Inc.

2.   The text of each amendment as adopted is as follows:

     ARTICLE VI of the Articles of Incorporation shall be amended to adopt and incorporate the attached Statement of Rights and Preferences of SERIES B Preferred Stock (the "Series B Statement"). Said amendment, by its terms, amends the Statement of Rights and Preferences of the Series A Preferred Stock filed August 12, 1999 (the "Series A Statement"). To the extent there is a conflict between this Series B Statement and the Series A Statement this Series B Statement shall control.

3. No amendment provides for an exchange, reclassification, or cancellation of issued shares.

4. The date of adoption of each amendment was November 11, 1999, by the Board of Directors. Common shareholder action was not required. The Series A Shareholders unanimously approved of the amendment pursant to RCW23B.10.030 and RCW 23B.10.040.

5.   These Articles will be effective upon filing.

     Dated: November 11, 1999.

                                   FREEI NETWORKS, INC.




                                   By: /s/ Robert G. McCausland
                                      -----------------------------------------
                                   Robert G. McCausland
                                   President and Secretary

                                    EXHIBIT A

                              FREEI NETWORKS, INC.

                                1,552,655 SHARES
               SERIES B CONVERTIBLE PREFERRED STOCK, NO PAR VALUE

                       STATED VALUE - $16.10146 PER SHARE

                       STATEMENT OF RIGHTS AND PREFERENCES

     The rights, preferences, privileges, and limitations granted to and imposed on the Series B Convertible Preferred Stock (the "SERIES B STOCK"), which series shall consist of 1,552,655 shares, are as set forth below.

     I. DIVIDENDS.

          1.1 The holders of the Series B Stock shall be entitled to receive dividends at the rate of 8% per share ($1.2881161 per share) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be non-cumulative and payable only when, as, and if declared by the Board of Directors, but always in preference and priority to any payment of dividends on the Common Stock of the Corporation. The Board of Directors must declare and pay this Series B Stock dividend PARI PASSU with any dividend declared and payable on the Series A Preferred Stock ("Series A Stock"). After payment of any such dividends on the Series A Stock and the Series B Stock, the Series B Stock shall participate PARI PASSU (on an as-converted basis) with the Series A Stock and the Common Stock of the Corporation in any dividend paid thereon. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount $1.2881161 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series B Stock shall have been paid or declared and set apart during the fiscal year.

          1.2 No dividend shall be paid on or declared and set apart for, nor shall any distribution be made upon, the Common Stock of the Corporation (other than a dividend or distribution payable in shares of Common Stock), nor shall any shares of Common Stock be purchased or redeemed by the Corporation (other than pursuant to the Corporation's repurchase rights under its standard stock option and stock purchase agreements with employees, directors, and consultants), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance
(a) a like dividend for the same dividend period, ratably in proportion to the annual dividend rate fixed for the Series B Stock, shall be paid on or declared and set apart for the Series B Stock, and (b) the holders of a majority of the issued and outstanding Series B Stock shall have consented in writing to such action.

          1.3 In the event that the Corporation shall declare a distribution (other than a distribution described in Section 1.1 or 1.2) payable in securities of other persons, evidences of indebtedness, non-cash assets, or options or rights to purchase any such securities or indebtedness, then, in each case, the holders of the Series B Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series B Stock are convertible as of the record date fixed for the determination of the holders of the Common Stock of the Corporation entitled to receive such distribution.

     2.   LIQUIDATION.

          2.1 Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Stock, PARI PASSU with the holders of Series A Stock, shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the $16.10146 (the "STATED VALUE") per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus an amount equal to all declared and unpaid dividends thereon, such amounts referred to herein as the "LIQUIDATION PREFERENCE PAYMENTS." Upon any such liquidation, dissolution or winding-up of the Corporation, after the holders of the Series A Stock and the Series B Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock pro rata.

          2.2 If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A and Series B Stock of the Corporation shall be insufficient to permit payment to the holders of Series A and Series B Stock of the their respective Liquidation Preference Payments, then the entire assets of the Corporation legally permitted to be distributed shall be distributed ratably among the holders of Series A and Series B Stock in proportion to the respective Liquidation Preference Payments that each such holder otherwise would have been entitled to receive.

          2.3 Written notice of such liquidation, dissolution or winding-up, stating a payment date, the amount of the Liquidation Preference Payments, and the place where said sums will be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Stock, such notice to be addressed to each shareholder at his or its mailing address as shown by the records of the Corporation.

          2.4 The sale, lease of other disposition by the Corporation of all or substantially all of its assets or the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning this Section 2.

     3. CONVERSION.

          3.1 VOLUNTARY CONVERSION

               3.1.1 Subject to the terms and conditions of this Section 3, the holder of any share or shares of Series B Stock shall have the right, at its option at any time, to convert any such shares of Series B Stock into such number of validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation as is obtained by (i) multiplying the number of shares of Series B Stock to be converted by the Stated Value and (ii) dividing the result by the Conversion Price (as defined below). The term "CONVERSION PRICE" shall mean $16.10146 per share, as adjusted and in effect pursuant to this
Section 3, at the date any share or shares of Series B Stock are surrendered for conversion.

               3.1.2 The rights of conversion contained in Section 3.1.1 maybe exercised by the holder of shares of Series B Stock by giving written notice that such holder elects to convert a stated number of shares of Series B Stock into Common Stock, and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Upon any liquidation, dissolution or winding-up of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the Liquidation Preference Payments.

               3.1.3 All rights, preferences, and privileges granted to the Series B Stock, including, without limitation, the right to receive any declared but unpaid dividends, shall terminate with respect to any shares of Series B Stock upon the conversion thereof into Common Stock.

          3.2 UPON ELECTION OF SERIES B STOCK HOLDERS. All outstanding shares of Series B Stock shall, upon the vote or written consent of the holders of not less than a majority of the then-outstanding shares of Series B Stock, be automatically converted into the number of validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation calculated in the manner set forth in Section 3.1.1 without any further action by the holders of such shares. Notice hereof shall be given by the Corporation to the holders of Series B Stock within 30 days of such vote or consent. The effective date of such conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date such vote is taken.

          3.3 MANDATORY CONVERSION.

               3.3.1 Each share of the Series B Stock shall be converted automatically into validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation upon the closing of an underwritten public offering of shares of the Common Stock of the Corporation at a public offering price of not less than thirty-two dollars ($32.00) per share, as adjusted for stock splits or subdivisions, and an aggregate public offering price of not less than forty million dollars ($40,000,000).

     3.4 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

               3.4.1 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation, at any time or from time to time after the Series B Stock is issued, shall effect a subdivision or split of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision or split shall be proportionately decreased. Conversely, if this Corporation at any time or from time to time after the Series B Stock is issued shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3.4.1 shall become effective at the close of business on the date the subdivision, split or combination becomes effective.

               3.4.2 ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Series B Stock is issued shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series B Stock then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;


provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such Series B Stock shall be recalculated accordingly as of the close of business on such record date, and thereafter the Conversion Price for Series B Stock shall be adjusted pursuant to this Section 3.4.2 as of the time of actual payment of such dividends or distributions.

               3.4.3 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the

Common Stock issuable upon the conversion of the Series B Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

               3.4.4 ADJUSTMENT FOR DILUTIVE ISSUANCE. If the Corporation at any time or from time to time issues additional shares of Common Stock or any securities convertible, exercisable or exchangeable into shares of Common Stock ("COMMON STOCK EQUIVALENTS") for a consideration per share of Common Stock less than the Conversion Price in effect on the date immediately prior to such issuance (a "DILUTIVE ISSUANCE"), then and in such event, the Conversion Price for the Series B Stock shall be adjusted, concurrently with such issue, according to the following formula:

                                CP X (X + (Y/CP))
                                     ------------
                                        (X + Z)
     where:

     CP= Conversion Price in effect immediately prior to the Dilutive Issuance;

     X= Number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;

     Y=  Aggregate proceeds of the Dilutive Issuance; and

     Z= Number of additional shares of Common Stock issued in the Dilutive Issuance (or issuable upon exercise or exchange for, or conversion into, shares of Common Stock, in the case of a Dilutive Issuance of Common Stock Equivalents).

For purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to a Dilutive Issuance shall be calculated on a fully diluted basis, as if all shares of Series B Stock and all outstanding Common Stock Equivalents had been fully exchanged or exercised for, or converted into, shares of Common Stock immediately prior to such issuance.

     Notwithstanding the foregoing, a Dilutive Issuance shall not include the issuance, regardless of offering price, of (i) of up to an aggregate of 4,210,564 shares of Common Stock or Common Stock Equivalents (as adjusted for any stock dividends, combinations or splits with respect thereto), net of any repurchases by the Corporation of its Common Stock or Common

Stock Equivalents and any expirations of any options, warrants, or other Common Stock Equivalents), to employees, officers, directors, consultants, contractors or advisors of the Corporation pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements on terms unanimously approved by the Board of Directors, (ii) shares of Common Stock or Common Stock Equivalents issued to leasing companies, landlords lenders and other vendors of goods and services to the Corporation; (iii) 165,775 shares of Common Stock issuable upon exercise of a warrant issued to Lucent Technologies, Inc., and;
(iv) 153,987 shares of Common Stock issuable upon exercise of a warrant issued to Pacific Crest Securities, Inc., (v) 1,439,500 shares of Common Stock issuable upon exercise of warrants initially issued to 22 investors on March 9, 1999 (the "Angel Round Warrants"), and 4,812,074 shares of Common Stock issuable upon conversion of Series A Stock.

               3.4.5 ADJUSTMENT NOTICE. Whenever the Conversion Price shall be adjusted as provided in this Section 3.3, this Corporation promptly shall file, at the office of the Secretary of this Corporation and any transfer agent for the Series B Stock, a statement, signed by its President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. This Corporation shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, facsimile or overnight express delivery, to each holder of shares of Series B Stock at each such holder's address appearing on this Corporation's records. Where appropriate, such copy may be given in advance and maybe included as part of a notice required to be mailed under the provisions of subsection 3.3.7 following.

               3.4.6 NOTICE OF ACTION. In the event this Corporation shall propose to take any action of the types described in subsection 3.4.1, 3.4.2, 3.4.3, or 3.4.4, the Corporation shall give notice to each holder of shares of Series B Stock, in the manner set forth in subsection 3.4.5, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               3.5 NO FRACTIONAL SHARES OR ADJUSTMENTS. No fractional shares of Common Stock shall be issued upon conversion of any Series B Stock, but in lieu of fractional shares this Corporation shall pay an amount in cash equal to the fair value of such fractional interest. If the Common Stock is listed on an exchange or market, the fair value shall be the closing price thereon as of the day preceding the date of conversion, or if traded on the over-the-counter market, the average of the closing bid and asked prices on such date; if such stock is not publicly traded, the fair value shall be as determined in good faith by the Board of Directors. No adjustment in the Conversion Price shall be made if such adjustment would result in a change of less than one cent ($0.01) thereto. Any adjustment of less than one cent ($0.01) that is not made shall be carried forward and made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of one cent ($0.01) or more in the Conversion Price.

          3.6 RESERVED SHARES. As long as any of the Series B Stock remains outstanding, this Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all such outstanding shares of Series B Stock.

     4.   VOTING RIGHTS.

          4.1 Except as otherwise provided by law and the Articles of Incorporation, as amended, the holders of Series B Stock shall be entitled to notice of any meeting of the shareholders of the Corporation (the "SHAREHOLDERS") in accordance with the Bylaws of the Corporation and to vote, together with the holders of Common Stock as a single class, on any matter submitted to the Stockholders for a vote as follows: (i) the holders of Series B Stock shall have one vote for each share of Common Stock such holder would have if such holder converted all of its shares of Series B Stock into Common Stock pursuant to Section 3, and (ii) the holders of Common Stock shall have one vote per share.

          4.2 The Board of Directors consists of five members. The members of the Board of Directors shall be elected at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, as follows:

          (i) The holders of the Series A Stock and the Series B Stock, voting as a class, shall be entitled to elect one member of the Board of Directors;

          (ii) The holders of the Common Stock, voting as a class, shall be entitled to elect two members of the Board of Directors; and

          (iii) The holders of the Series A Stock and the holders of the Series B Stock, voting as a single class, and the holders of the Common Stock, voting as a separate class, together shall agree on the remaining two members of the Board of Directors.

          4.3 For so long as 500,000 shares of the Series B Preferred Stock shall remain outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series B Stock:

               (i) amend of change any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Stock;

               (ii) take any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on a parity with the Series B Stock;

               (iii) take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preferences of the Series B Stock;

               (iv) amend the Corporation's Articles of Incorporation in any manner that could affect the rights of the Series B Stock;

               (v) authorize the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity;

               (vi) undertake the sale, lease or other disposition by the Corporation of all or substantially all of its assets;

               (vii) authorize the liquidation of dissolution of the Corporation;

               (viii) declare or pay any dividends on the Common Stock or Series B Stock or (other than a dividend payable solely in shares of Common Stock);

               (ix) take any action that increases or decreases the authorized number of shares of Common Stock or Series B Stock;

               (x) redeem any shares of Common Stock (other than pursuant to equity incentive agreements with service. providers that grant the Corporation the right to repurchase such shares upon the termination of services); or

               (xi) take any action to issue additional shares of Series B Stock other than the 1,552,655 share sold pursuant to the Series B Stock Purchase Agreement dated as of November 12, 1999.

     5. NO PREEMPTIVE RIGHTS. Except for the rights of the holders of Series B Stock set forth in any agreement with the Corporation that grants purchase rights in respect of future issuance of securities by the Corporation, no holder of the Series B Stock, as such, shall have any preemptive rights to subscribe for shares, obligations, warrants, or other securities of the Corporation, of this or any other class or series, whether now or hereafter authorized.

     6. REDEMPTION. The shares of Series B Stock shall not be subject to mandatory redemption under any event (whether at the option of the Corporation, the holder, upon the occurrence of any event or otherwise). The Corporation may not purchase or redeem any shares of Series B Stock without the prior written consent of the holders of a majority of the issued and outstanding Series B Stock.

     7. NOTICES. Notices to this Corporation with respect to the Series B Stock shall be addressed to the attention of the Secretary at the principal office of the Corporation (909 S. 336th, Suite 110, Federal Way, Washington, 98003) or to such other place as the Corporation may from time to time direct by written notice to all holders of the Series B Stock. Any notice required by the provisions hereof to be given to the holders of the shares of the Series B Stock shall be deemed given only if sent by facsimile, express overnight, registered or certified mail, postage prepaid, and addressed to each of the holders of record of the Series B Stock at the addresses shown for such holders in the stock transfer books of the Corporation.

     8. WAIVER; AMENDMENT. Except as otherwise provided, any provision of this Statement of Rights and Preferences may be waived (i) by any individual holder of Series B Stock, with respect to such holder; or (ii) by the consent of the holders of a majority of all outstanding shares of Series B Stock, with respect to all holders of Series B Stock. Any provision of this Statement of Rights and Preferences may be amended by the vote or consent, either in writing or at a meeting, of the holders of a majority of the shares of Series B Stock then outstanding.

     9. NO IMPAIRMENT. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Statement of Rights and Preferences and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Stock against impairment.

                               STATE OF WASHINGTON

                                     [SEAL]


                               SECRETARY of STATE

I, RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                              FREEI NETWORKS, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

UBI Number: 601 902 953                                    Date: August 12,1999


[SEAL] GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON AT OLYMPIA, THE STATE CAPITAL

                                             /s/ Ralph Munro
                                            ------------------------------------
                                            RALPH MUNRO, SECRETARY OF STATE

                               State of Washington
                              Corporations Division
                        Office of the Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                              FREEI NETWORKS, INC.


Pursuant to ARTICLE VI and RCW 23B.06.020 of the Washington Business Corporation Act, the Board of Directors hereby adopts and incorporates the attached Statement of Rights and Preferences of Series A Preferred Stock to the corporation's Articles of Incorporation:

     1.   The name of the corporation is Freei Networks, Inc.

     2.   The text of each amendment as adopted is as follows:

          ARTICLE VI of the Articles of Incorporation shall be amended to adopt and incorporate the attached Statement of Rights and Preferences of Series A Preferred Stock.

     3. No amendment provides for an exchange, reclassification, or cancellation of issued shares.

     4. The date of adoption of each amendment was August 9, 1999, by the Board of Directors. Shareholder action was not required.
     5.   These Articles will be effective upon filing.



     Dated: August 8th, 1999.


                                        FREEI NETWORKS, INC.






                                        By: /s/ Robert G. McCausland
                                           -------------------------------------
                                           Robert G. McCausland,
                                           President and Secretary

                                    EXHIBIT A

                              FREEI NETWORKS, INC.

                                4,812,074 SHARES
               SERIES A CONVERTIBLE PREFERRED STOCK, NO PAR VALUE

                        STATED VALUE - $2.0781 PER SHARE

                       STATEMENT OF RIGHTS AND PREFERENCES

     The rights, preferences, privileges, and limitations granted to and imposed on the Series A Convertible Preferred Stock (the "SERIES A STOCK"), which series shall consist of 4,812,074 shares, are as set forth below.

     1. DIVIDENDS.

        1.1 The holders of the Series A Stock shall be entitled to receive dividends at the rate of $0.166248 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be non-cumulative and payable only when, as, and if declared by the Board of Directors, but always in preference and priority to any payment of dividends on the Common Stock of the Corporation. After payment of any such dividends on the Series A Stock, the Series A Stock shall participate PARI PASSU (on an as-converted basis) with the Common Stock of the Corporation in any dividend paid thereon. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.166248 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A Stock shall have been paid or declared and set apart during the fiscal year.

       1.2 No dividend shall be paid on or declared and set apart for, nor shall any distribution be made upon, the Common Stock of the Corporation (other than a dividend or distribution payable in shares of Common Stock), nor shall any shares of Common Stock be purchased or redeemed by the Corporation (other than pursuant to the Corporation's repurchase rights under its standard stock option and stock purchase agreements with employees, directors, and consultants), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance
(a) a like dividend for the same dividend period, ratably in proportion to the annual dividend rate fixed for the Series A Stock, shall be paid on or declared and set apart for the Series A Stock, and (b) the holders of a majority of the issued and outstanding Series A Stock shall have consented in writing to such action.

       1.3 In the event that the Corporation shall declare a distribution (other than a distribution described in Section 1.1 or 1.2) payable in securities of other persons, evidences of indebtedness, non-cash assets, or options or rights to purchase any such securities or indebtedness, then, in each case, the holders of the Series A Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Stock are convertible as of the record date fixed for the determination of the holders of the Common Stock of the Corporation entitled to receive such distribution.

       2.     LIQUIDATION

       2.1 Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the $2.0781 (the "STATED VALUE") per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus an amount equal to all declared and unpaid dividends thereon, such amounts referred to herein as the "LIQUIDATION PREFERENCE PAYMENTS." Upon any such liquidation, dissolution or winding-up of the Corporation, after the holders of the Series A Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock.

       2.2 If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Stock of the Corporation shall be insufficient to permit payment to the holders of Series A Stock of the Liquidation Preference Payments, then the entire assets of the Corporation legally permitted to be distributed shall be distributed ratably among the holders of Series A Stock in proportion to the Liquidation Preference Payments that each such holder otherwise would have been entitled to receive.

       2.3 Written notice of such liquidation, dissolution or winding-up, stating a payment date, the amount of the Liquidation Preference Payments, and the place where said sums will be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Stock, such notice to be addressed to each shareholder at his or its mailing address as shown by the records of the Corporation.

       2.4 The sale, lease or other disposition by the Corporation of all or substantially all of its assets or the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning this Section 2.

       3.     CONVERSION.

              3.1    VOLUNTARY CONVERSION.

                     3.1.1 Subject to the terms and conditions of this Section 3, the holder of any share or shares of Series A Stock shall have the right, at its option at any time, to convert any such shares of Series A Stock into such number of validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation as is obtained by (i) multiplying the number of shares of Series A Stock to be converted by the Stated Value and (ii) dividing the result by the Conversion Price (as defined below). The term "CONVERSION PRICE" shall mean $2,0781 per share, as adjusted and in effect pursuant to this Section 3, at the date any share or shares of Series A Stock are surrendered for conversion.

                     3.1.2 The rights of conversion contained in Section 3.1.1 may be exercised by the holder of shares of Series A Stock by giving written notice that such holder elects to convert a stated number of shares of Series A Stock into Common Stock, and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Upon any liquidation, dissolution or winding-up of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the Liquidation Preference Payments.

                     3.1.3 All rights, preferences, and privileges granted to the Series A Stock, including, without limitation, the right to receive any declared but unpaid dividends, shall terminate with respect to any shares of Series A Stock upon the conversion thereof into Common Stock.

              3.2 UPON ELECTION OF SERIES A STOCK HOLDERS. All outstanding shares of Series A Stock shall, upon the vote or written consent of the holders of not less than a majority of the then-outstanding shares of Series A Stock, be automatically converted into the number of validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation calculated in the manner set forth in Section 3.1.1 without any further action by the holders of such shares. Notice hereof shall be given by the Corporation to the holders of Series A Stock within 30 days of such vote or consent. The effective date of such conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date such vote is taken.

              3.3    MANDATORY CONVERSION.

                     3.3.1 Each share of the Series A Stock shall be converted automatically into validly issued, fully paid, and nonassessable whole shares of Common Stock of the Corporation upon the earliest of (i) the closing of an underwritten public offering of shares of the Common Stock of the Corporation at a public offering price of not less than ten dollars ($10.00) per share and an aggregate public offering price of not less than twenty million dollars ($20,000,000).


       3.4 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

              3.4.1 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation, at any time or from time to time after the Series A Stock is issued, shall effect a subdivision or split of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision or split shall be proportionately decreased. Conversely, if this Corporation at any time or from time to time after the Series A Stock is issued shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3.4.1 shall become effective at the close of business on the date the subdivision, split or combination becomes effective.

              3.4.2 ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Series A Stock is issued shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series A Stock then in effect by a fraction:

              (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and


              (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such Series A Stock shall be recalculated accordingly as of the close of business on such record date, and thereafter the Conversion Price for Series A Stock shall be adjusted pursuant to this Section 3.4.2 as of the time of actual payment of such dividends or distributions.

              3.4.3 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

              3.4.4 ADJUSTMENT FOR DILUTIVE ISSUANCE. If the Corporation at any time or from time to time issues additional shares of Common Stock or any securities convertible, exercisable or exchangeable into shares of Common Stock ("COMMON STOCK EQUIVALENTS") for a consideration per share of Common Stock less than the Conversion Price in effect on the date immediately prior to such issuance (a "DILUTIVE ISSUANCE"), then and in such event, the Conversion Price for the Series A Stock shall be adjusted, concurrently with such issue, according to the following formula:

                                       CP X (X + (Y/CP))
                                       -----------------
                                           (X + Z)

       where:

       CP =   Conversion Price in effect immediately prior to the Dilutive
              Issuance;

       X = Number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;

       Y =    Aggregate proceeds of the Dilutive Issuance; and

       Z = Number of additional shares of Common Stock issued in the Dilutive Issuance (or issuable upon exercise or exchange for, or conversion into, shares of Common Stock, in the case of a Dilutive Issuance of Common Stock Equivalents).

For purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to a Dilutive Issuance shall be calculated on a fully diluted basis, as if all shares of Series A Stock and all outstanding Common Stock Equivalents had been fully exchanged or exercised for, or converted into, shares of Common Stock immediately prior to such issuance.

       Notwithstanding the foregoing, a Dilutive Issuance shall not include the issuance, regardless of offering price, of (i) of up to an aggregate of 4,210,564 shares of Common Stock or Common Stock Equivalents (as adjusted for any stock dividends, combinations or splits with respect thereto), net of any repurchases by the Corporation of its Common Stock or Common Stock Equivalents and any expirations of any options, warrants, or other Common Stock Equivalents), to employees, officers, directors, consultants, contractors or advisors of the Corporation pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements on terms unanimously approved by the Board of Directors, (ii) shares of Common Stock or Common Stock Equivalents issued to leasing companies, landlords, lenders and other vendors of goods and services to the Corporation;
(iii) 165,775 shares of Common Stock issuable upon exercise of a warrant issued to Ascend Communications, Inc., (iv) 153,987 shares of Common Stock issuable upon exercise of a warrant issued to Pacific Crest Securities, and (v) 1,439,500 shares of Common Stock issuable upon exercise of warrants initially issued to 22 investors on March 9, 1999.

              3.4.5 ADJUSTMENT NOTICE. Whenever the Conversion Price shall be adjusted as provided in this Section 3.3, this Corporation promptly shall file, at the office of the Secretary of this Corporation and any transfer agent for the Series A Stock, a statement, signed by its President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. This Corporation shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each holder of shares of Series A Stock at each such holder's address appearing on this Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subsection 3.3.7 following.

              3.4.6 NOTICE OF ACTION. In the event this Corporation shall propose to take any action of the types described in subsection 3.4.1, 3.4.2, 3.4.3, or 3.4.4, the Corporation shall give notice to each holder of shares of Series A Stock, in the manner set forth in subsection 3.4.5, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

       3.5 NO FRACTIONAL SHARES OR ADJUSTMENTS. No fractional shares of Common Stock shall be issued upon conversion of any Series A Stock, but in lieu of fractional shares this Corporation shall pay an amount In cash equal to the fair value of such fractional interest. If the Common Stock is listed on an exchange or market, the fair value shall be the closing price thereon as of the day preceding the date of conversion, or if traded on the over-the-counter market, the average of the closing bid and asked prices on such date; if such stock is not publicly traded, the fair value shall be as determined in good faith by the Board of Directors. No adjustment in the Conversion Price shall be made if such adjustment would result in a change of less than one cent ($0.01) thereto. Any adjustment of less than one cent ($0.01) that is not made shall be carried forward and made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of one cent

($0.01) or more in the Conversion Price.

       3.6 RESERVED SHARES. As long as any of the Series A Stock remains outstanding, this Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all such outstanding shares of Series A Stock.

4.     VOTING RIGHTS.

       4.1 Except as otherwise provided by law and the Articles of Incorporation, as amended, the holders of Series A Stock shall be entitled to notice of any meeting of the shareholders of the Corporation (the "SHAREHOLDERS") in accordance with the Bylaws of the Corporation and to vote, together with the holders of Common Stock as a single class, on any matter submitted to the Stockholders for a vote as follows: (i) the holders of Series A Stock shall have one vote for each share of Common Stock such holder would have if such holder converted all of its shares of Series A Stock into Common Stock pursuant to Section 3, and (ii) the holders of Common Stock shall have one vote per share.

       4.2 The Board of Directors shall consist of five members. The members of the Board of Directors shall be elected at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, as follows:

              (i) The holders of the Series A Stock, voting as a class, shall be entitled to elect one member of the Board of Directors;


              (ii) The holders of the Common Stock, voting as a class, shall be entitled to elect two members of the Board of Directors; and

              (iii) The holders of the Series A Stock and the holders of the Common Stock, voting as separate classes, together shall be entitled to elect two members of the Board of Directors.

       4.3 For so long as at least 1,000,000 shares of Series A Stock shall remain outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series A Stock:

              (i) amend of change any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Stock;

              (ii) take any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on a parity with the Series A Stock;

              (iii) take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preferences of the Series A Stock;

              (iv) amend the Corporation's Articles of Incorporation in any manner that could adversely affect the rights of the Series A Stock;

              (v) authorize the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity;

              (vi) undertake the sale, lease or other disposition by the Corporation of all or substantially all of its assets;

              (vii) authorize the liquidation of dissolution of the Corporation;

              (viii) declare or pay any dividends on the Common Stock or Series A Stock or (other than a dividend payable solely in shares of Common Stock);

              (ix) take any action that increases or decreases the authorized number of shares of Common Stock or Series A Stock; or

              (x) redeem any shares of Common Stock (other than pursuant to equity incentive agreements with service providers that grant the Corporation the right to repurchase such shares upon the termination of services).

       5. NO PREEMPTIVE RIGHTS. Except for the rights of the holders of Series A Stock set forth in any agreement with the Corporation that grants purchase rights in respect of future issuance of securities by the Corporation, no holder of the Series A Stock, as such, shall have any preemptive rights to subscribe for shares, obligations, warrants, or other securities of the Corporation, of this or any other class or series, whether now or hereafter authorized.

       6. REDEMPTION. The shares of Series A Stock shall not be subject to mandatory redemption under any event (whether at the option of the Corporation, the holder, upon the occurrence of any event or otherwise). The Corporation may not purchase or redeem any shares of Series A Stock without the prior written consent of the holders of a majority of the issued and outstanding Series A Stock.

       7. NOTICES. Notices to this Corporation with respect to the Series A Stock shall be addressed to the attention of the Secretary at the principal office of the Corporation or to such other place as the Corporation may from time to time direct by written notice to all holders of the Series A Stock. Any notice required by the provisions hereof to be given to the holders of the shares of the Series A Stock shall be deemed given only if sent by registered or certified mail, postage prepaid, and addressed to each of the holders of record of the Series A Stock at the addresses shown for such holders In the stock transfer books of the Corporation.

       8. WAVER; AMENDMENT. Except as otherwise provided, any provision of this Statement of Rights and Preferences may be waived (i) by any individual holder of Series A Stock, with respect to such holder; or (ii) by the consent of the holders of a majority of all outstanding shares of Series A Stock, with respect to all holders of Series A Stock. Any provision of this Statement of Rights and Preferences may be amended by the vote or consent, either in writing or at a meeting, of the holders of a majority of the shares of Series A Stock then outstanding.

                              STATE OF WASHINGTON

                                    [SEAL]

                               SECRETARY of STATE

        I, RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       TO

                              FREEI NETWORKS, INC.

      a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.


      UBI Number: 601 902 953                           Date: July 21, 1999








[SEAL] GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON AT OLYMPIA, THE STATE CAPITAL


                                   /s/ Ralph Munro
                                  -------------------------------------------
                                  RALPH MUNRO, SECRETARY

                               State of Washington
                              Corporations Division
                        Office of the Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                              FREEI NETWORKS, INC.


Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendments to the corporation's Articles of Incorporation:

1.        The name of the corporation is Freei Networks, Inc.

2.        The text of each amendment as adopted is as follows:

Article IV of the Articles of Incorporation shall be amended in its entirety to read as follows:

                                   ARTICLE IV

                              NO PREEMPTIVE RIGHTS

       Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

       Article V of the Articles of Incorporation shall be amended in its entirety to read as follows

                                    ARTICLE V

                              NO CUMULATIVE VOTING

         At each election of directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

       Article VI of the Articles of Incorporation shall be amended in its entirety to read as follows

                                   ARTICLE VI
                               AUTHORIZED CAPITAL

         A . AUTHORIZED SHARES. This corporation is authorized to issue Fifty Million (50,000,000) shares of common capital stock with no par value, and Ten Million (10,000,000) shares of preferred capital stock with no par value.

         B. ISSUANCE OF PREFERRED STOCK IN SERIES. The preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of such series then outstanding.

         C. DIVIDENDS. The holders of shares of preferred stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of preferred stock. If such dividends on any preferred stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the common stock shall be paid or declared and set apart for payment. The holders of the preferred stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

         D. REDEMPTION. Preferred stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of preferred stock. In any event, such preferred stock may be repurchased by the corporation to the extent legally permissible.

         E. LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distributions shall be made to the holders of common stock, the holders of preferred stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of preferred stock and dividends accrued thereon to the date of such payment. The holders of preferred stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of preferred stock.

         F. CONVERSION. Shares of preferred stock may be convertible into common stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of preferred stock. The Board of Directors is hereby expressly authorized to issue the preferred capital stock of this corporation in one or more series as it may determine by resolution from time to time. In the resolution establishing a series, the Board of Directors shall give to the series a distinctive designation so as to distinguish it from all other series and classes of stock, shall determine the number of shares in such series and shall fix the preferences, limitations and relative rights thereof

         A new Article XI shall be added and shall read as follows:

                                   ARTICLE XI

                       SHAREHOLDER ACTION WITHOUT MEETING

         Section 1. ACTION BY LESS THAN UNANIMOUS SHAREHOLDER CONSENT. To the extent permitted by RCW 23B.07.040, action may be taken by shareholders without a vote or a meeting, provided, the action is taken in writing by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, and at the time the action is taken the corporation is not a public company.

         Section 2. NOTICE. Except as otherwise provided in RCW 23B.07.040, any Shareholder action taken pursuant to Section I above shall not be effective until five (5) days after the mailing of a notice of the proposed action to the nonconsenting shareholders.

3. No amendment provides for an exchange, reclassification, or cancellation of issued shares.

4. The date of adoption of each amendment was April 12, 1999.

5. The amendments were adopted by duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

6. These Articles will be effective upon filing.

Dated: June 15th, 1999.
                                                    /s/ Robert McCausland
                                                  -----------------------------
                                                  Robert McCausland, President

                               STATE of WASHINGTON

                                     [SEAL]

                               SECRETARY of STATE

        1, RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL, hereby issue this


                            CERTIFICATE OF AMENDMENT

                                       to

                              FREEI NETWORKS, INC.

       a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.








        UBI Number: 601 902 953                      Date: January 22, 1999





[SEAL]

                                  GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON AT OLYMPIA, THE STATE CAPITAL

                                   /s/ Ralph Munro
                                  ---------------------------------------
                                  RALPH MUNRO, SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

         Pursuant to the provisions of RCW 23B.10.020 of the Washington Business Corporation Act, the following Articles of Amendment to Articles of Incorporation are herewith submitted for filing.

         ARTICLE 1: The name of record of the corporation is:

                     FREEI NETWORKS, INC.

         ARTICLE 2: The amendment(s) to the Articles of incorporation is (are) adopted as follows:

                        ARTICLE VI shall read as follows:

                            AUTHORIZED CAPITAL STOCK

         The authorized capital stock of the corporation which may be issued shall consist of the following: 50,000,000 shares of non par common voting stock.

         ARTICLE  3: The date of adoption of the amendment was:

                                December 18, 1998

1 certify that I am an officer of the above-named corporation and am authorized to execute these Articles on behalf of the corporation.

Dated this 18th day of December, 1998

                                            /s/ Robert McCausland
                                           ------------------------
                                           Robert McCausland
                                           President

                               STATE of WASHINGTON

                                     [SEAL]

                               SECRETARY of STATE

         I, RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL, hereby issue this

                          CERTIFICATE OF INCORPORATION

                                       to

                              FREEI NETWORKS, INC.

      a Washington Profit corporation. Articles of Incorporation were filed for record in this office on the date indicated below.



UBI Number 601 902 953                            Date: September 22, 1998







[SEAL]
                                 GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON AT OLYMPIA, THE STATE CAPITAL



                                  /s/ Ralph Munro
                                 --------------------------------------
                                 RALPH MUNRO, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                              FREEI NETWORKS, INC.


         I, Robert McCausland, a resident of the State of Washington, citizen of the United States of America and being over the age of 21 years, do hereby certify and adopt in duplicate the following Articles of Incorporation for purposes of forming a corporation under the Washington Business Corporation Act.

                                    ARTICLE I

                                NAME AND DURATION

         The name of the corporation shall be Freei Networks, Inc., and its existence shall be perpetual.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The location and post office address of the registered office of the corporation in this state shall be CT Corporation System, 520 Pike Street, Seattle, Washington 98101.

The registered agent of the corporation shall be CT Corporation System, whose address is 520 Pike Street, Seattle, Washington 98101.

                                   ARTICLE III

                                    PURPOSES

         The purposes and objects for which this corporation is formed are, in the corporation's own behalf or in partnership or association with others:

         1. To engage as an internet-based provider of information and services.

         2. To engage in generally and carry on any lawful business or trade which may, in the judgment of the Board of

Directors, at any time to be necessary, useful or advantageous to this corporation.

         3. In furtherance and not in limitation of the general powers conferred by the laws of the State of Washington, it is expressly provided that this corporation shall also the following powers:

         a. To acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in the stock of this corporation;

         b. To acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in the bonds, debentures, notes and other securities and obligations of this corporation;

         c.    To borrow money and to give security therefor;

         d. To indemnify, guarantee and hold harmless the obligations of other parties, businesses and corporations, whether or not owned in whole or in part by this corporation, provided that such promise be in consideration for some benefit, direct or indirect, to this corporation;

         e. To enter into, make, perform and carry out contracts of every kind for any lawful purposes pertaining to its business, with any individual, entity, firm, association or corporation, or with any governmental, municipal or public authority, domestic or foreign;

         f. To do everything necessary, proper, convenient or incidental to the accomplishment of the purposes and objects of, this corporation or which is calculated directly or indirectly to promote the welfare or interest of the corporation or enhance the value or render profitable any of its property or rights;

         g. To do any and all of the things in this Article set forth to the same extent a natural person might or could do, and in any part of the world, as principal, agents, contractors, trustees, or otherwise, either alone or in company with others;

         h. To hold shares of stock in other corporations; to act as a joint venturer and/or a partner either general or limited, or both, in any transaction, business or venture.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

         Shareholders of this corporation shall have preemptive rights to acquire additional share offered for sale by the corporation.

                                    ARTICLE V

                                CUMULATIVE VOTING

         Cumulative voting shall be allowed by the shareholders of this corporation.

                                   ARTICLE VI

                               AUTHORIZED CAPITAL

         The authorized capital stock of the corporation which may be issued shall consist of the following: 1,000,000 shares of non par common voting stock.

                                   ARTICLE VII

                                   MANAGEMENT

         SECTION 1. The management of the corporation shall be vested in a Board of Directors which shall consist of not less than one (1) member. The number, qualifications, terms of office, manner of election, time and place of meetings and powers and duties of the directors shall be such as are prescribed by the Bylaws of the corporation.

         SECTION 2. The power to adopt, alter, amend or repeal said Bylaws or adopt new Bylaws from time to time shall be vested in the Board of Directors as well as the Shareholders in accordance with Washington State law.

         SECTION 3. The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers and stockholders with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members or otherwise, as freely as though such adverse interests did not exist, even though the vote, action, or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contracts or transactions; and in the absence of fraud, no such contract or transaction shall be voided and no such director, officer or stockholder shall be held liable to account to the corporation, by reason of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction, provided that in the case of directors and officers off the corporation (but not in the case of stockholders who are not directors or officers) the nature of the interest of such director or officer, though not necessarily the details or expense thereof, be disclosed or known to the Board of Directors of the corporation at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a director or officer of the corporation is interested in any corporation, association, firm or entity shall be sufficient to disclosure as to such director or officer with respect to all contracts and transactions with that corporation, association, firm or entity.

     SECTION 4. Any contract, transaction or act of the corporation or of the directors or of any officers of the corporation which shall be ratified by a majority of a quorum of the stockholders of the corporation at any annual meeting or any special meeting called for such purpose shall, insofar as permitted bylaw, be as valid and as binding as though ratified by every stockholder of the corporation.

         SECTION 5. The corporation shall be entitled to treat registered holder of any share or shares of stock as the absolute owner thereof and, accordingly, shall not, except as ordered by a court of competent jurisdiction or as by statute required, be bound to recognize any equitable or other claim to or interest in such shares or shares on the part off any person, firm or corporation. The corporation shall have a first lien upon the shares of stock of the shareholders and upon all dividends due them or any indebtedness, liquidated or unliquidated, of the said shareholders to the corporation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, principal, partner, employee or agent of another corporation shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believed to be in or not opposed to be the best interest of this corporation, and, with respect to any criminal action of proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of note contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, nor, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. When any director, officer, employee or agent of the corporation shall have been successful in defending on the merits or otherwise of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him upon providing appropriate evidence and substantiation thereof to the Board of Directors.

         SECTION 3. Any indemnification under Section 1 herein (unless specifically ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent has met the applicable standards of conduct set in Section 1. Such determination shall be made:

        a.      By court order; or

        b. By a majority vote of a quorum of the Board of Directors consisting of directors who were not parties to such action, suit or proceeding; or

        c. If such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so direct, then a majority of all directors based on a written opinion of independent counsel; or

        d.      By a vote of shareholders.

        SECTION 4. Expenses incurred in defending a civil or criminal action, suit or proceeding, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

         SECTION 5. The indemnification provided by this Article shall not be deemed to be exclusive of any other right to which a person seeking indemnification may be entitled under any Bylaws, agreement, vote of the shareholders or disinterested or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent, or who has ceased to serve at the request of he corporation as a director, officer, principal, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person.

                                   ARTICLE IX

                                    DIRECTORS

        The first directors of this corporation shall be one (1) in number and his name and address is as follows:

                                Robert McCausland
                            2521 - 208th Avenue East
                           Sumner, Washington  98390

        The term of the first directors shall be for a period of one year or until their successors are elected.

                                    ARTICLE X

                                  INCORPORATOR

     The name and address of the sole incorporator hereof is: Robert McCausland, 2521 208th Avenue East,Sumner, Washington 98390.

         Signed and dated this 17th day of Sept., 1998.

                                    /s/ Bob McCausland
                                   ---------------------------
                                   Incorporator

STATE OF WASHINGTON )
                    )                                           ss.
COUNTY OF King      )

     On this 17th day of September, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Robert McCausland to me known to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he signed and sealed the said instrument as his free and voluntary act and deed for the uses and purposes therein mentioned.

     GIVEN under my hand and official seal the day and year first above written.


                                         /s/ Cindy M. Black
                                         -----------------------------
                                         NOTARY PUBLIC in and for the
                                         State of Washington, residing
                                         at    [illegible]
                                            -------------------.
                                         My commission expires: 11/29/99

                      CONSENT TO SERVE AS REGISTERED AGENT

C T CORPORATION SYSTEM hereby agrees to serve as Registered Agent in the State of Washington, for the following:

                                     FREEI NETWORKS, INC.,

                                                A WASHINGTON CORPORATION

I understand that as agent, it will be my responsibility to receive service of process: to forward and mail; and to immediately notify the Office of the Secretary of State in the event of my resignation, or of any changes in the Registered Office address:

                                         /s/ Jack Caskey
                                      ------------------------------------
                                        Jack Caskey, Asst.V.P.

                                                                   9/18/98

                              ARTICLES OF AMENDMENT

                                       OF

                              FREEI NETWORKS, INC.

         Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Freei Networks, Inc. (the "Corporation").

         SECOND: Paragraph A of Article VI of the Articles of Incorporation is hereby amended in its entirety as follows:

                                   ARTICLE VI

                               AUTHORIZED CAPITAL

         A. AUTHORIZED CAPITAL. This corporation is authorized to issue Four Hundred Million (400,000,0000) shares of common capital stock with no par value, and Twenty Million (20,000,000) shares of preferred capital stock with no par value.

         THIRD: Article VI of the Articles of Incorporation is hereby amended to increase the number of authorized shares of Series A Convertible Stock from 4,812,074 shares to 9,624,148 shares.

         FOURTH: Article VI of the Articles of Incorporation is hereby amended to increase the number of authorized shares of Series B Convertible Stock from 1,552,655 shares to 3,105,310 shares.

         FIFTH: Article VI of the Articles of Incorporation and the Designation of Rights and Preferences filed thereto on March 3, 2000 are hereby amended to increase the number of authorized shares of Series C Convertible Stock from 2,545,430 shares to 3,054,515 shares.

         SIXTH: Article VIII of the Articles of Incorporation shall be amended in its entirety to read as follows:

                                  ARTICLE VIII

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

                  (a) The capitalized terms in this Article VIII shall have the meanings set forth in RCW 23B.08.500.

                  (b) The corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the corporation or who, while serving as a Director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such

Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; PROVIDED, HOWEVER, that the payment of Expenses in advance of the final disposition of a Proceeding shall be made upon delivery to the corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise; PROVIDED FURTHER, that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled. Except as provided in Subsection
(f) of this Article, the corporation shall not indemnify a Director or officer in connection with a Proceeding (or part thereof) initiated by the Director or officer unless such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

                  (c) The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or, who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

                  (d) If, after the effective date of this Article VIII, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

                  (e) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article VIII shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article VIII shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this
Article 6 shall not adversely affect any right or protection of a Director or officer of the corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

                  (f) If a claim under this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Director or officer shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Director or officer is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Director or officer is not so entitled.

                  (g) If the corporation indemnifies or advances expenses to a Director or officer pursuant to this Article VIII in connection with a Proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

                  (h) If any provision of this Article VIII or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article VIII, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

         SEVENTH:  A new Article XII shall be added and shall read as follows:

                                   ARTICLE XII

                        LIMITATION OF DIRECTOR LIABILITY

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTH: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

         NINTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on March 24, 2000 and by the shareholders of the Corporation pursuant to RCW 23B.07.040(5) effective _____________, 2000, and written notice to all nonconsenting shareholders has been given pursuant to RCW 23B.07.040(5).

         Dated:  _____________, 2000.

                                            Freei Networks, Inc.,
                                            a Washington corporation

                                            By: _____________________________
                                                Robert McCausland, President